
CEI Guarantees to Outside Entities for:


	Con Ed Solutions			$146,275,000

	Con Ed Energy				 116,569,000

	Con Ed Communications		  60,058,250

	Con Ed Development			 360,308,490

	Con Ed Energy Massachusetts		    -

	Total: 					$683,210,740


Outstanding CEI Guaranties to Outside Entities for CON ED SOLUTIONS

Guaranties to:				Amount		Signed on		End Date

NY ISO					 $40,000,000	09/26/2000	04/30/01 or earlier upon 60 days notice

El Paso Merchant Energy-		   2,000,000	08/14/2000	01/31/01 or earlier upon 15 days notice
  Gas, L.P.
Exxon Mobil Corp.		(1)	   4,000,000	8/5/00		12/31/01 or earlier upon 15 days notice
Constellation Power 	(3)	   6,000,000	08/01/2000	12/31/01 or earlier upon 15 days notice
  Source, Inc.
PPL Energy Plus, LLC		   2,000,000	07/14/2000	12/31/01 or earlier upon 15 days notice

American Electric Power 		   5,000,000	07/05/2000	12/31/01 or earlier upon 15 days notice
  Services Corp.
PG&E Energy Trading 		   3,000,000	06/05/2000	12/31/01 or earlier upon 15 days notice
  Power, L.P.
Western Gas Resources, Inc.	   4,000,000	05/30/2000	12/31/01 or earlier upon 15 days notice
Duke Energy Trading & 		   5,000,000	05/24/2000	12/31/01 or earlier upon 15 days notice
  Marketing, LLC
EnergyUSA-TPC				   6,000,000	05/04/2000	12/31/01 or earlier upon 15 days notice
Enron North America Corp.	   5,000,000	05/04/2000	12/31/01 or earlier upon 15 days notice
NY ISO					  45,000,000	04/28/2000	Upon 60 days notice

NY ISO					   2,000,000	04/28/2000	4/30/02 or earlier upon 60 days notice

NRG Power Marketing, Inc.	   5,000,000	04/10/2000	12/31/01 or earlier upon 15 days notice

PG&E Energy Trading-Gas 		   5,000,000	12/29/1999	12/31/01 or earlier upon 15 days notice
  Corporation
Public Service Electric & (2)	   3,000,000	10/08/1999	30 days prior notice
  Gas Co.
Transcontinental Gas Pipeline 	750,000	7/27/99		Upon notice
  Corporation
Southern Company Energy 		   3,500,000	7/23/99		On the bus. day after receipt of notice
  Marketing L.P.
Public Service Electric & 		 25,000	7/27/98		5 bus. days after receipt of notice
  Gas Co.

			Total	     $146,275,000

Guaranties to:				Purpose

NY ISO					For ICAP for the winter 2000-2001. Replaces quasi similar 4/5/00
						guarantee for $64 million.

El Paso Merchant Energy-		For energy, capacity, ancillary services, natural gas,
fuel oil Gas, L.P.				transactions.

Exxon Mobil Corp.			General payment obligations (replaces previous similar guarantee)
Constellation Power 		For energy, capacity, ancillary services, natural gas, fuel oil,
and Source, Inc. 			commodity swap, cap, floor, collar transactions.

PPL Energy Plus, LLC		For energy, capacity, ancillary services, natural gas, fuel oil
						transactions
American Electric Power 		For energy, capacity, ancillary services, and commodity swap, cap,
  Services Corp.			floor, collar transactions

PG&E Energy Trading 		For energy, capacity, ancillary services, natural gas,
fuel oil Power, L.P.		 transactions

Western Gas Resources, Inc.	For energy, capacity, ancillary services, natural gas, fuel oil
						transactions

Duke Energy Trading & 		For energy, capacity, ancillary services, natural gas
transactions Marketing, LLC

EnergyUSA-TPC				For energy, capacity, ancillary services, natural gas transactions

Enron North America Corp.	For energy, capacity, ancillary services, natural gas transactions

NY ISO					To comply with CES' Phase 3 Retail Access load requirements under the NY
						ISO Tariffs (extinguishes a $12.5 million guaranty dated 11/4/99 to ISO)

NY ISO					To participate in the auction of Transmission Congestion Contracts
						(extinguishes a $45 mm TCC given earlier)

NRG Power Marketing, Inc.	For energy, capacity, ancillary services, natural gas, fuel oil
						transactions

PG&E Energy Trading-Gas 		For energy, capacity, ancillary services, natural gas transactions
  Corporation

Public Service Electric & 	Electrical energy & capacity
  Gas Co.

Transcontinental Gas Pipeline	Obligations under natural gas transportation & storage
agreements

  Corporation
Southern Company Energy 		Electrical energy, capacity, related products
  Marketing L.P.
Public Service Electric & 	Security for gas transportation payments
  Gas Co.

Legend:

**   For either CES or CEE.  The $ amount is currently shown and the guaranty is filed under
CES, and it is a blank under CEE.  As of 12/19 such 'dual' guaranties totaled $12,000,000.
(1) Amended from $2,500,000 to $4,000,000 on 12/15/00.
(2) Contract assigned to PSEG Energy Resources & Trade LLC as well as of 8/21/00.
(3) Amended to $6 million on 12/27/00.

Outstanding CEI Guarantees to Outside Entities for CON ED ENERGY

Guarantees to:				Amount		In Effect On:	End Date

NY ISO					 $4,000,000 	09/21/2000	10/31/2005 or earlier upon 60 days notice
KeySpan- Ravenswood, Inc.	  5,000,000	09/06/2000	12/31/01 or earlier upon 15 days notice

Enron Power Marketing, Inc.	  5,000,000	08/04/2000	01/31/02 or earlier upon 15 days notice
Constellation Power 		  ------ 		08/01/2000	12/31/01 or earlier upon 15 days notice
  Source, Inc.
PG&E Energy Trading 		  5,000,000	05/30/2000	12/31/01 or earlier upon 15 days notice
  Power, L.P.
Western Gas Resources, 		  ------ 		05/30/2000	12/31/01 or earlier upon 15 days notice
  Inc.
Duke Energy Trading & 		  ------ 		05/24/2000	12/31/01 or earlier upon 15 days notice
  Marketing, LLC
PJM Interconnection, 		  4,000,000 	05/03/2000	5/3/01 or earlier upon 90 days notice
  LLC
NRG						  5,000,000 	04/10/2000	12/31/01 or earlier upon 15 days notice

Milford Power Limited 		  5,500,000 	03/28/2000	4/30/01 or earlier upon 30 days notice
  Partnership										under certain conditions
H.Q. Energy Services 		  1,000,000 	02/16/2000	Upon a written notice
(U.S.) Inc.
Southern Company Energy 		  3,500,000 	01/26/2000	12/31/00 or earlier upon 30 days notice
  Marketing L.P.**
American Electric Power		  10,000,000 	12/29/1999	12/31/01 or earlier upon 15 days notice
Aquila Energy Marketing	(1)	  10,000,000 	12/29/1999	12/31/01 or earlier upon 15 days notice
  Corp.
Aquila Energy 			(1)	   4,000,000 	12/29/1999	12/31/01 or earlier upon 15 days notice
  Marketing Corp.
PG&E Energy Trading-		   5,000,000 	12/29/1999	12/31/01 or earlier upon 15 days notice
  Gas Corporation
Reliant Energy 			   3,000,000 	12/29/1999	12/31/00 or earlier upon 30 days notice
  Services Inc.
NU Service Co. as Agent 		   4,000,000 	12/14/1999	12/31/2001 for CL&P and WMECO
Western Massachusetts		   3,500,000 	12/14/1999	12/31/2000
  Electric Co.
Western Massachusetts 		  12,969,000 	12/19/2000	12/31/2001
  Electric Co.
Morgan Stanley Capital 		  15,000,000 	12/08/1999	1/31/02 or earlier upon 15 days notice
  Group, Inc.
Morgan Stanley Capital 		  10,000,000 	12/08/1999	1/31/01 or earlier upon 15 days notice
  Group, Inc.
NY ISO					   1,100,000	11/04/1999	60 days written notice

	Total 			    $116,569,000

Guarantees to:				Purpose

NY ISO					For Transmission Congestion Contracts
(TCCs)
KeySpan- Ravenswood, Inc.	For energy, capacity, ancillary services, natural gas, fuel oil
						 transactions
Enron Power Marketing, Inc.	For energy, capacity, ancillary services
Constellation Power 		For energy, capacity, ancillary services, natural gas, fuel oil,
and Source, Inc.			 commodity swap, cap, floor, collar transactions.
PG&E Energy Trading 		For energy, capacity, ancillary services, natural gas,
fuel oil Power, L.P.		 transactions
Western Gas Resources, 		For energy, capacity, ancillary services, natural gas,
fuel oil Inc.				 transactions
Duke Energy Trading & 		For energy, capacity, ancillary services, natural gas transactions
  Marketing, LLC
PJM Interconnection, 		For transmission, power purchase/sale, and/or sale of capacity in PJM
  LLC					 Control Area
NRG						For energy, capacity, ancillary services, natural gas, fuel oil
						transactions
Milford Power Limited 		For energy, capacity, ancillary services, natural gas, fuel oil
  Partnership				transactions
H.Q. Energy Services 		All payment obligations resulting from the Master Agreement dated
(U.S.) Inc.				February 3, 2000
Southern Company Energy 		For energy, capacity, ancillary services, natural gas transactions
  Marketing L.P.**
American Electric Power		For energy, capacity, ancillary services, natural gas transactions
Aquila Energy Marketing	(1)	For energy, capacity, ancillary services
  Corp.
Aquila Energy 			(1)	For natural gas transactions
  Marketing Corp.
PG&E Energy Trading-		For energy, capacity, ancillary services, natural gas transactions
  Gas Corporation
Reliant Energy 			For energy, capacity, ancillary services, natural gas transactions
  Services Inc.
NU Service Co. as Agent 		For agreement dated 10/19/89 for purchase of unit entitlement
  for CL&P and WMECO		percentage from Millstone Unit 2
Western Massachusetts		Relating to Standard Offer And Default Service
Wholesale Sales
  Electric Co.				Agreement dated 12/13/89
Western Massachusetts 		Relating to Standard Offer And Default Service
Wholesale Sales
  Electric Co.				Agreement dated 9/27/00
Morgan Stanley Capital 		For physical energy, capacity, and ancillary services
transactions
  Group, Inc.
Morgan Stanley Capital 		For commodity swap, cap, floor, collar transactions
  Group, Inc.
NY ISO					ISO transactions

Legend:

**   For either CES or CEE.  The $ amount is currently shown under CES, and it is a blank under CEE.  As of 12/19 such 'dual' guaranties totaled $12,000,000, so CEI's exposure on behalf of CEEnergy might rise to $115.6 million.
(1) Being replaced with single $10,000,000 guarantee expiring 12/31/01or earler upon 15 days notice. This guarantee will also be for CES, with a combined total of $10 million.

Note:
As of 10/31/00 there are three outstanding Promises for Guarantees from CEI to the following parties: Bangor Hydro-Electric Co. (for up to $ 44 million); Central Maine Power
Co (for up to $169 million); Maine Public Service Co. (for up to $9.8 million).  The issuance of actual guarantees is pending the outcome of the bidding processes conducted to provide
Standard Offer Services to Electric Customers of the specified entities.


Outstanding CEI Guarantees to Outside Entities for CON ED DEVELOPMENT

Guarantee to				Amount			Signed on 	End Date

Hawkeye Funding, L.P.		$353,308,490 		11/14/2000	2022

Chase Manhattan Bank		7,000,000 		05/24/2000	Not specified



Other-Comfort Letter

ABN Amro Bank N.V.			Not specified		03/31/1998	Not specified

			TOTAL:		$360,308,490

Guarantee to				Purpose

Hawkeye Funding, L.P.		The Guaranty and Promissory Note from CEI to
                              Hawkeye Funding, LP for the financing of the Newington project.

Chase Manhattan Bank		To support the performance letter of credit issued to Mellon
                              Bank for CED in connection with the Lakewood Cogeneration project.  The letter of credit was issued on May 26, 2000 and will expire on April 30, 2001.

Other-Comfort Letter

ABN Amro Bank N.V.			Not specified		03/31/1998	Not specified



Outstanding CEI Guarantees to Outside Entities for CON ED COMMUNICATIONS

Guarantees to:		Amount		Signed on 	End Date

White Plains		$150,000		2000			2015
Greenburgh		150,000		2000			2015
Mt.Vernon			150,000		2000			2015

Chase			250,000		05/24/2000	No end date; to the end of telecom.
franchise



NEON 			50,000,000	11/23/1999	1) May be terminated at any
										time in writing
prior to
										closing if
termination is
										mutual.
										2) If closing
does not
										occur on or
before the
										six month
period on which
										the request for
Private
										Letter Ruling
is filed with
										the IRS.

111 Chelsea LLC	9,358,250 	01/31/2000	15 year office lease.

	Total		$60,058,250



Guarantees to:		Purpose

White Plains		Re: Various Westchester County broadband telecom
				franchises.
Greenburgh
Mt.Vernon

Chase			To support a performance letter of credit issued to the
				City of New York for the account of CEC.
				The L/C expires on 6/15/01 and is renewable annually.


NEON 			Guarantees prompt payments, but not performance, of all
				of CEC's obligations set forth in the NEON agreement.
				CEI does not guarantee the performance of CEC's
				obligations in the NEON agreement, including without
				limitation, the performance of any actions requiring any
				Governmental Authority consent or approvals.





111 Chelsea LLC	Guarantees payment of all fixed rents, additional rents
				and other charges relating to the Agreement of Lease for
				CEC's office at 111 Eighth Avenue.  The guaranteed
				amount will be reduced beginning with the sixth year and
				in each succeeding year until the thirteenth year.  In
				year 13, the guaranteed amount is reduced to $1.1
				million, which is the annual fixed rent, and remains
				constant through year fifteenth.
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